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                                                                     EXHIBIT 11

                          URETHANE TECHNOLOGIES, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

The computation of net loss per share for the quarter and nine month period ended September 30, 1996 is as follows:

                                                                   Quarter ended        Nine months ended
                                                                September 30, 1996     September 30, 1996
                                                                -------------------     ------------------
PRIMARY:
--------

Net Loss                                                        ($2,631,533)            ($3,358,201)
                                                                ===========             ===========
Weighted average number of common shares outstanding             10,630,737              10,503,436

Dilutive common stock equivalents outstanding                            --                      --
                                                                 ----------             -----------
Average number of common shares outstanding
 on a primary basis                                                  ($0.25)                 ($0.32)
                                                                ===========             ===========

FULLY DILUTED:
--------------

Net Loss                                                        ($2,631,533)            ($3,358,201)
                                                                ===========             ===========
Weighted average number of common
 shares outstanding                                              10,630,737              10,503,436

Dilutive common stock equivalents outstanding                            --                      --
                                                                -----------             -----------
Average number of common shares outstanding
 on a fully diluted basis                                        10,630,737              10,503,436
                                                                ===========             ===========

Net loss per share on a fully diluted basis                          ($0.25)                 ($0.32)
                                                                ===========             ===========

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